Press Release

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Investors	Media
Investor Relations Department	Don Galletly
(800) 451-3801	Christine Reimer
Devine + Powers
(215) 568-2525

FOAMEX RECEIVES COURT APPROVAL FOR SALE OF ASSETS

TO MATLINPATTERSON/BLACK DIAMOND GROUP

Path to Emergence from Chapter 11 Finalized

MEDIA, PA – May 27, 2009 – Foamex International Inc., a leading producer of polyurethane foam-based solutions and specialty comfort products, announced today that the U.S. Bankruptcy Court for the District of Delaware has entered an order approving the sale of substantially all of Foamex’s assets as a going concern to a group comprised of certain affiliates of MatlinPatterson Global Opportunities Partners III L.P. (“MatlinPatterson”) and Black Diamond Capital Management, L.L.C. (“Black Diamond”). Foamex anticipates that both the closing of the transaction and the Company’s emergence from Chapter 11 will occur in June 2009.

“We are delighted with the outcome of this process,” said Jack Johnson, Foamex President and Chief Executive Officer. “As we had hoped for at the outset of the filing, Foamex has emerged from the process expeditiously and with a stronger balance sheet. I would like to thank MatlinPatterson for their help in getting us to this point by supporting the Company with the Stalking Horse Bid and providing DIP financing. We will move forward as a private company, building on the technological excellence and innovative leadership for which Foamex is known,” he said.

Johnson continued, “We are excited to be joining forces with the MatlinPatterson/Black Diamond team and fully expect many benefits to flow to our customers by providing:

•	Additional resources, which will greatly enhance Foamex’s capabilities, increased innovation and ultimately more value to our customers;
•

Access to MatlinPatterson/Black Diamond’s expertise regarding acquisition and alternative financial investment strategies, each of which will provide Foamex with a stronger balance sheet and in turn our customers with a stronger and more versatile supplier; and

•	Continuity of management and strategic direction, allowing the Company to continue to provide the high quality products and services that our customers demand.”

Johnson added, “I would like to thank our valued customers, employees, and suppliers for their support during this process and for working with us faithfully to a successful outcome of this balance sheet restructuring.”

In the next few weeks, Foamex will provide additional details on its emergence and the exciting next phase for the Company.

About Foamex International Inc.

Foamex, headquartered in Media, PA, is the world's leading producer of polyurethane foam-based solutions and specialty comfort products. The Company services the bedding, furniture, carpet cushion and automotive markets and also manufactures high-performance polymers for diverse applications in the industrial, aerospace, defense, electronics and computer industries. For more information visit the Foamex web site at www.foamex.com.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by representatives of the Company may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, future operating results, operating efficiencies, future market prices and margins, future energy costs, future government and legislative action, future cost savings, future benefit costs, the Company’s liquidity and ability to finance its operations, and other statements that are not historical facts that involve certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Additional information that could cause actual results to vary materially from the results anticipated may be found in the Company’s most recent Form 10-K and other reports filed with the Securities and Exchange Commission. Readers should be aware that any forward-looking statement made in this press release or elsewhere by the Company speaks only as of the date on which it was made, and the Company disclaims any obligation or intent to update any of the factors listed above or forward-looking statements.

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